UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2005

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2005, the Board of Directors of The Houston Exploration Company (the "Company"), based on the recommendation of the Compensation and Management Development Committee, approved certain increases to executive officer compensation, effective October 1, 2005. The increases were part of the Board’s annual review of compensation. The new base salaries are as follows: for William G. Hargett, the Company’s Chairman, President and Chief Executive Officer, $525,000 (a 5.0% increase); for Steven L. Mueller, Executive Vice President and Chief Operating Officer, $350,000 (a 16.7% increase); for John H. Karnes, Senior Vice President and Chief Financial Officer, $310,000 (a 5.1% increase); for Jeffrey B. Sherrick, Senior Vice President – Corporate Development, $289,000 (a 5.1% increase); for Roger B. Rice, Senior Vice President - Administration, $252,000 (a 5.0% increase); for James F. Westmoreland, Vice President and Chief Accounting Officer, $256,000 (a 4.1% increase); for Joanne C. Hresko, Vice President and General Manager - Onshore Division, $226,000 (a 5.1% increase); and for Jack E. Bergeron, Vice President and General Manager – Offshore Division, $226,000 (a 5.1% increase). In addition, each of these officers is entitled to an annual bonus targeted at 55% of his or her base salary, except for Messrs. Hargett and Mueller, whose target bonuses are 85% and 65%, respectively, of base salary. Payment of the bonus is based on achievement of performance goals established each year by the Company’s Compensation and Management Development Committee.

In addition to the salary increases set forth above, the Board approved grants of restricted stock pursuant to the Company’s 2004 Long-Term Incentive Compensation Plan (the "2004 Plan") and form of agreements on file to the executive officers as follows: for Mr. Hargett, 17,000 shares; for Mr. Mueller, 6,000 shares; for Mr. Karnes, 5,000 shares; for Mr. Sherrick, 4,000 shares; for Mr. Rice, 3,000 shares; for Mr. Westmoreland, 2,000 shares; for Ms. Hresko, 2,000 shares; and for Mr. Bergeron, 2,000 shares. The Board also approved grants of stock options pursuant to the 2004 Plan and form of agreements on file to the executive officers as follows: for Mr. Hargett, 38,000 options; for Mr. Mueller, 13,000 options; for Mr. Karnes, 11,000 options; for Mr. Sherrick, 9,000 options; for Mr. Rice, 7,000 options; for Mr. Westmoreland, 4,000 options; for Ms. Hresko, 5,000 options; and for Mr. Bergeron, 5,000 options. The options have an exercise price of $54.18 per share.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

October 31, 2005	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer